This Prospectus Supplement filed pursuant to Rule 424(b)(3)

Registration No. 033-62590



                              PROSPECTUS SUPPLEMENT

         This is a Supplement, dated September 15, 2000, to the Reoffer Prospectus which was incorporated into the Form S-8 Registration Statement (No. 033-62590) filed on May 11, 1993 on behalf of Celgene Corporation (the "Company").

The shares of common stock to which this Prospectus Supplement relates may be reoffered and sold from time to time by Selling Stockholders who are Affiliates of the Company (as defined in Rule 501(b) of Regulation D of the Security Act of 1933). The Selling Stockholders will acquire the shares of common stock upon exercise of options granted to them pursuant to the Company's 1992 Long-Term Incentive Plan (the "1992 Plan"). The table below identifies each Selling Stockholder, his relationship to the Company and the respective number of shares of common stock beneficially owned by each Selling Stockholder.


Selling Stockholders     Relationship                          Number of Shares
--------------------     ------------                          ----------------

John W. Jackson          Chairman of the Board and Chief           496,370(1)
                         Executive Officer
Sol J. Barer             President, Chief Operating Officer        412,206(2)
                           and Director


The foregoing share amounts reflect the three-for-one stock split effected by the Company after the effective date of the Registration Statement, which incorporated the Reoffer Prospectus.




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(1)      Represents 496,370 shares of common stock issuable upon exercise of
         Celgene options pursuant to the 1992 Plan.

(2) Represents 412,206 shares of common stock issuable upon exercise of Celgene options pursuant to the 1992 Plan.